EXHIBIT 3.201
CORP 019 PAGE 0483
Do not write above this line. For County and State use.
Articles of Incorporation
of
QHG OF JACKSONVILLE, INC.
Pursuant to the provisions of the Alabama Business Corporation Act, the undersigned hereby adopts the following Articles of Incorporation:
Article I
The name of the corporation is
QHG of Jacksonville, Inc.
Article II Duration
The duration of the corporation is perpetual.
Article III
Purpose
The corporation has been organized for the purpose of the transaction of any or all lawful business for which corporations may be incorporated under this chapter.
Article IV
Authorized Capital Stock
The number of shares which the corporation shall have the authority to issue is 1,000 and the par value of each share shall be $1.00 for a total authorized capital of $1,000.
Article V
Registered Office/Agent
The location and street address of its initial office is 57 Adams Avenue, Montgomery, AL 36104 and the name of its initial registered agent at such address is CSC-Lawyers Incorporating Service incorporated.
CORP 0196 PAGE 0484

Article V1
Board of Directors
The names and addresses of the initial Board of Directors are:

James E. Dalton, Jr.	103 Continental Place, Brentwood, TN 37027

Roland P. Richardson	103 Continental Place, Brentwood, TN 37027

S. Frank Williams, Jr.	103 Continental Place, Brentwood, TN 37027
Article VII Incorporator
The name and address of the incorporator is as follows:
Gayle Jenkins
103 Continental Place Brentwood, TN 37027
IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation, on this, the 12th day of April, 1996.
/s/ Gayle Jenkins
Gale Jenkins
Sole Incorporator
THIS DOCUMENT PREPARED BY: INCORPORATOR
The State Of Alabama Montgomery Court
Probate Court
I, Walker Hobbie, Jr., Judge of Probate in and for the said County, in said State, hereby certify that the within and foregoing pages are a full, true and complete copy of
ARTICLES OF INCORPORATION OF QHG OF JACKSONVILLE, INC.
as fully and completely as the same appears of record in this office in Book No. 196 of corp at page 483.
Given under my hand and official seal this
19th day of April  ,A.D. 1996
/s/Walker Hobbie, Jr.
Judge of Probate Court, Montgomery County, Alabama
Article VI
Board of Directors
The names and addresses of the initial Board of Directors are:

James E. Dalton, Jr.	103 Continental Place, Brentwood, TN 37027

Roland P. Richardson	103 Continental Place Brentwood, TN 37027

S. Frank Williams, Jr.	103 Continental Place, Brentwood TN 37027
Article VIII
Incorporator
The name and address of the incorporator is as follows
Gayle Jenkins
103 Continental Place
Brentwood, TN 37027
IN WITNESS WHEREOF , the undersigned incorporator has executed these Articles of
Incorporation, on this, the 12th day of April,1996.

\s\Gayle Jenkins
Gayle Jenkins, Sole Incorporator
THIS DOCUMENT PREPARED BY: INCORPORATOR

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